Exhibit 10(bb)
LITTON INDUSTRIES, INC. RESTORATION PLAN 2
Amended and Restated Effective as of January 1, 2010

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I Definitions		1
1.01	Active Participant	1
1.02	Affiliated Companies	1
1.03	Avondale Plan	1
1.04	Board of Directors	1
1.05	Code	1
1.06	Company	1
1.07	ERISA	1
1.08	FSSP	1
1.09	Grandfathered Amounts	1
1.10	Key Employee	1
1.11	Ingalls Salaried Plan	2
1.12	Participant	2
1.13	Payment Date	2
1.14	Pension Plan and Pension Plans	2
1.15	Plan	2
1.16	Plan Year	3
1.17	Program	3
1.18	Retirement Plan and Retirement Plans	3
1.19	Retirement Plan “B”	3
1.20	Separation from Service or Separates from Service	3
1.21	Termination of Employment	3

ARTICLE II General Provisions		4
2.01	In General	4
2.02	Forms and Times of Benefit Payments	4
2.03	Mandatory Cashout	5
2.04	Optional Payment Forms	5
2.05	Beneficiaries and Spouses	6
2.06	Amendment and Plan Termination	6
2.07	Not an Employment Agreement	7
2.08	Assignment of Benefits	7
2.09	Nonduplication of Benefits	7
2.10	Funding	8
2.11	Construction	8
2.12	Governing Law	8
2.13	Actions By Company and Claims Procedures	8
2.14	Plan Representatives	8
2.15	Number	9
2.16	Special Tax Distribution	9
2.17	Benefit Limit	9

ARTICLE III Lump Sum Election		10
3.01	In General	10
3.02	Retirees Election	10
3.03	Retirees Lump Sum	11
3.04	Actives Election	12
3.05	Actives Lump Sum—Retirement Eligible	13
3.06	Actives Lump Sum—Not Retirement Eligible	14
3.07	Calculation of Lump Sum	15
3.08	Spousal Consent	16

APPENDIX A Litton Restoration Program — Post April 3, 2001 through June 30, 2003		1
A.01	Purpose	1
A.02	Definitions	1
A.03	Eligibility	1
A.04	Amount of Benefit	2
A.05	Preretirement Surviving Spouse Benefit	3
A.06	Plan Termination	4
A.07	Retirement Plan Benefits	4

APPENDIX B Litton Cash Balance Restoration Program		1
B.01	Purpose	1
B.02	Eligibility	1
B.03	Amount of Benefit	1
B.04	Preretirement Survivor Benefit	1
B.05	Plan Termination	2
B.06	Retirement Plan Benefits	2

APPENDIX C 2005-2007 Transition Rules		1
C.01	Election	1
C.02	2005 Commencements	1
C.03	2006 and 2007 Commencements	2

APPENDIX D Post 2007 Distribution of 409A Amounts		1
D.01	Time of Distribution	1
D.02	Special Rule for Key Employees	1
D.03	Forms of Distribution	1
D.04	Death	2
D.05	Actuarial Assumptions	2
D.06	Accelerated Lump Sum Payouts	2
D.07	Effect of Early Taxation	3
D.08	Permitted Delays	3

APPENDIX E Cutting Edge Optronics Transfer		1
E.01	Eligible Transferred Employees	1
E.02	Transferred Benefits	1
E.03	Transferred Employee Benefits	1

ii

INTRODUCTION
          The Litton Industries, Inc. Restoration Plan 2 (the “Plan”), is hereby amended and restated effective as of January 1, 2010, except as otherwise provided. This restatement amends the January 1, 2009 restatement of the Plan.
          The Plan is intended to comply with Code section 409A and official guidance issued thereunder (except for Grandfathered Amounts). Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with this intention.
ARTICLE I
Definitions
The terms in this Article have the following meanings when capitalized:
1.01	Active Participant. This term is defined in Section 3.04(a).

1.02	Affiliated Companies. The Company and any other entity related to the Company under the rules of section 414 of the Code. The Affiliated Companies include Northrop Grumman Corporation and its 80%-owned subsidiaries and may also include other entities.

1.03	Avondale Plan. The Avondale Industries, Inc. Non-Represented Employees’ Pension Plan.

1.04	Board of Directors. The Board of Directors of Northrop Grumman Corporation.

1.05	Code. The Internal Revenue Code of 1986, as amended.

1.06	Company. Litton Industries, Inc.

1.07	ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.08	FSSP. The Northrop Grumman Financial Security and Savings Program.

1.09	Grandfathered Amounts. Plan benefits that were earned and vested as of December 31, 2004 within the meaning of Code section 409A and official guidance thereunder.

1.10	Key Employee. An employee treated as a “specified employee” under Code section 409A(a)(2)(B)(i) of the Company or the Affiliated

Companies (i.e., a key employee (as defined in Code section 416(i) without regard to paragraph (5) thereof)) if the Company’s or an Affiliated Company’s stock is publicly traded on an established securities market or otherwise. The Company shall determine in accordance with a uniform Company policy which Participants are Key Employees as of each December 31 in accordance with IRS regulations or other guidance under Code section 409A, provided that in determining the compensation of individuals for this purpose, the definition of compensation in Treas. Reg. § 1.415(c)-2(d)(3) shall be used. Such determination shall be effective for the twelve (12) month period commencing on April 1 of the following year.

1.11	Ingalls Salaried Plan. The Ingalls Shipbuilding, Inc. Salaried Employees’ Retirement Plan.

1.12	Participant. Any employee of the Company or any employee identified as a “Transferred Employee” in Appendix E who is eligible for benefits under a particular Program and has not received full payment under the Program. However, no employees of the Component Technologies Sector or Premier America Credit Union may be Participants.

1.13	Payment Date. The 1st of the month coincident with or following the later of (a) the date the Participant attains age 55, or (b) the date the Participant Separates from Service.

1.14	Pension Plan and Pension Plans. Any of the following:
(a)	The Northrop Grumman Retirement Plan

(b)	The Northrop Grumman Retirement Plan—Rolling Meadows Site

(c)	The Northrop Grumman Retirement Value Plan (effective as of January 1, 2000)

(d)	The Northrop Grumman Electronics Systems — Space Division Salaried Employees’ Pension Plan (effective as of the Aerojet Closing Date)

(e)	The Northrop Grumman Electronics Systems — Space Division Union Employees’ Pension Plan (effective as of the Aerojet Closing Date)
“Aerojet Closing Date” means the Closing Date specified in the April 19, 2001 Asset Purchase Agreement by and Between Aerojet-General Corporation and Northrop Grumman Systems Corporation.

1.15	Plan. The Litton Industries, Inc. Restoration Plan 2.

1.16	Plan Year. A 12-month period ending on December 31.

1.17	Program. One of the eligibility and benefit structures described in the Appendices.

1.18	Retirement Plan and Retirement Plans.
(a)	For periods after April 3, 2001 and before July 1, 2003, the FSSP, Retirement Plan “B,” and the Ingalls Salaried Plan. Appendix A provides the Program for this period.

(b)	For periods after June 30, 2003, Retirement Plan “B,” the Avondale Plan, and the Ingalls Salaried Plan. Appendix B provides the Program for this period.
1.19	Retirement Plan “B”. This term refers to the benefit structure described in the plan document entitled Northrop Grumman Retirement Plan “B” or one of its predecessor plans. It does not include any benefit structures described in other plan documents, even if part of the legal plan named Northrop Grumman Retirement Plan “B” (for example, Northrop Grumman Retirement Plan “A,” the Ingalls Salaried Plan, and the Avondale Plan).

1.20	Separation from Service or Separates from Service. A “separation from service” within the meaning of Code section 409A.

1.21	Termination of Employment. Complete termination of employment with the Affiliated Companies.
(a)	If a Participant ceases to perform services for one Affiliated Company to begin performing services for another, he or she will not have a Termination of Employment.

(b)	A Participant will have a Termination of Employment if he or she leaves the Affiliated Companies because the affiliate he or she works for ceases to be an Affiliated Company because it is sold or spun off.

ARTICLE II
General Provisions
2.01	In General. The Plan contains two different benefit Programs, which are described in Appendices A and B. Except as provided in Appendix E, Appendices A and B provide the eligibility conditions and the amount of benefits payable under the Programs.
(a)	See Appendix A for the Program that applies to benefits earned for services performed after April 3, 2001 and before July 1, 2003.

(b)	See Appendix B for the Program that applies to benefits earned for services performed after June 30, 2003.

(c)	See Appendix E for benefits earned by “Transferred Employees” under the Cutting Edge Optronics transfer.
The following shall not be considered as compensation for purposes of determining the amount of any benefit under the Plan:
(a)	any payment authorized by the Northrop Grumman Corporation Compensation Committee that is (1) calculated pursuant to the method for determining a bonus amount under the Annual Incentive Plan (AIP) for a given year, and (2) paid in lieu of such bonus in the year prior to the year the bonus would otherwise be paid under the AIP, and

(b)	any award payment under the Northrop Grumman Long-Term Incentive Cash Plan.
2.02	Forms and Times of Benefit Payments. Unless a Program provides rules concerning the form and timing of benefit payments, the Company will determine the form and timing of benefit payments in its sole discretion, except where a lump sum election under Article III applies.

For payments made to supplement those of a particular tax-qualified retirement or savings plan, the Company will only select among the options available under that plan, using the same actuarial adjustments used in that plan, except in cases of lump sums.

Whenever the present value of the amount payable under the Plan does not exceed $10,000, it will be paid in the form of a single lump sum as of the first of the month following Termination of Employment. The lump sum will be calculated using the factors and methodology described in Section 3.07 below. (See Section 2.03 for the rule that applies as of January 1, 2008.)

No payments will commence under this Plan until a Participant’s Termination of Employment, even if benefits have commenced under a Retirement Plan for Participants over age 70 1/2.

The distribution rules of this Section only apply to Grandfathered Amounts. See Appendix C and Appendix D for the rules that apply to other benefits earned under the Plan.

2.03	Mandatory Cashout. Notwithstanding any other provision in the Plan, Participants with Grandfathered Amounts who have not commenced payment of such benefits prior to January 1, 2008 will be subject to the following rules:
(a)	Post-2007 Terminations. Participants who have a Termination of Employment after 2007 will receive a lump sum distribution of the present value of their Grandfathered Amounts within two months of Termination of Employment (without interest), if such present value is below the Code section 402(g) limit in effect at the Termination of Employment.

(b)	Pre-2008 Terminations. Participants who had a Termination of Employment before 2008 will receive a lump sum distribution of the present value of their Grandfathered Amounts within two months of the time they commence payment of their underlying qualified pension plan benefits (without interest), if such present value is below the Code section 402(g) limit in effect at the time such payments commence.
For purposes of calculating present values under this Section, the actual assumptions and calculation procedures for lump sum distributions under the Northrop Grumman Pension Plan shall be used.

2.04	Optional Payment Forms. Participants with Grandfathered Amounts shall be permitted to elect (a) or (b) below:
(a)	To receive their Grandfathered Amounts in any form of distribution available under the Plan at October 3, 2004, provided that form remains available under the underlying qualified pension plan at the time payment of the Grandfathered Amounts commences. The conversion factors for these distribution forms will be based on the factors or basis in effect under this Plan on October 3, 2004.

(b)	To receive their Grandfathered Amounts in any life annuity form not included in (a) above but included in the underlying qualified pension plan distribution options at the time payment of the Grandfathered Amounts commences. The conversion factors will be based on the following actuarial assumptions:

Interest Rate:	6%

Mortality Table:	RP-2000 Mortality Table projected 15 years for future standardized cash balance factors
2.05	Beneficiaries and Spouses. The Participant may designate a beneficiary if the Company selects a form of payment that includes a survivor benefit. The Participant may change this designation at any time before benefits commence. A beneficiary designation must be in writing and will be effective only when received by the Company.

The beneficiary of a Participant who is married on the date his or her benefits are scheduled to commence will be the Participant’s spouse unless some other beneficiary is named with spousal consent. To be effective, spousal consent must be submitted in writing before benefits commence and must be witnessed by a Plan representative or notary public. Spousal consent is not necessary if the Company determines that there is no spouse or that the spouse cannot be found.

With respect to Programs designed to supplement tax-qualified retirement or savings plans, the Participant’s spouse will be the spouse as determined under the underlying tax-qualified plan. Otherwise, the Company has full discretionary authority to determine the identity of the Participant’s spouse.

The distribution rules of this Section only apply to Grandfathered Amounts. See Appendix C and Appendix D for the rules that apply to other benefits earned under the Plan.

2.06	Amendment and Plan Termination. The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part for any reason. This includes the right to amend or eliminate any of the provisions of the Plan with respect to lump sum distributions, including any lump sum calculation factors, whether or not a Participant has already made a lump sum election. Notwithstanding the foregoing, no amendment or termination of the Plan shall reduce the amount of a Participant’s accrued benefit under the Plan as of the date of such amendment or termination.

No amendment of the Plan shall apply to the Grandfathered Amounts, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to the Grandfathered Amounts.

The Company may, in its sole discretion, seek reimbursement from the Company’s tax-qualified plans to the extent this Plan pays tax-qualified plan benefits to which Participants were entitled or became entitled under the tax-qualified plans.

2.07	Not an Employment Agreement. Nothing contained in this Plan gives any Participant the right to be retained in the service of the Company, nor does it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

2.08	Assignment of Benefits. A Participant, surviving spouse or beneficiary may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, sell, transfer, pledge or encumber any benefits to which he or she is or may become entitled under the Plan, nor may Plan benefits be subject to legal process or to attachment or garnishment by a Participant’s creditors.

Notwithstanding the foregoing, all or a portion of a Participant’s benefit may be paid to another person as specified in a domestic relations order that the Company determines is qualified (a “Qualified Domestic Relations Order”). For this purpose, a Qualified Domestic Relations Order means a judgment, decree, or order (including the approval of a settlement agreement) which is:
(a)	Issued pursuant to a State’s domestic relations law;

(b)	Relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(c)	Creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan; and

(d)	Meets such other requirements established by the Company.
The Company shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Company may consider the rules applicable to “domestic relations orders” under Code section 414(p) and ERISA § 206(d), and such other rules and procedures as it deems relevant.

2.09	Nonduplication of Benefits. This Section applies if, despite Section 2.08, the Company is required to make payments under this Plan to a person or entity other than the payees described in the Plan. In such a case, any amounts due a Participant or beneficiary under this Plan will be reduced by the actuarial value of the payments made to another person or entity with respect to that Participant or beneficiary.
The actuarial value of lump sums will be determined using the factors and methodology described in Section 3.07 below. In all other cases, actuarial value will be determined using the actuarial assumptions in the underlying Retirement Plan.

In dividing a Participant’s benefit between the Participant and another person or entity, consistent actuarial assumptions and methodologies will be used so that there is no increased actuarial cost to the Company.
2.10	Funding. Participants have the status of general unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to pay benefits in the future. The Company may, but need not, fund benefits under the Plan through a trust. If it does so, any trust created by the Company and any assets held by the trust to assist it in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Internal Revenue Service Revenue Procedure 92-64, but only to the extent required by Internal Revenue Service Revenue Procedure 92-65. The Company and Participants intend that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

Any funding of benefits under this Plan will be in the Company’s sole discretion. The Company may set and amend the terms under which it will fund and may cease to fund at any time.

2.11	Construction. The Company has full discretionary authority to determine eligibility and to construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions.

2.12	Governing Law. This Plan is governed by the law of the State of California, except to the extent superseded by federal law.

2.13	Actions By Company and Claims Procedures. The Company’s powers under the Plan will be exercised by written resolution of the Board of Directors or its delegate. The Board may by written resolution delegate any of the Company’s powers under the Plan and any such delegations may provide for subdelegations, also by written resolution.

The standardized “Northrop Grumman Nonqualified Retirement Plans Claims and Appeals Procedures” shall apply in handling claims and appeals under this Plan.

2.14	Plan Representatives. Those authorized to act as Plan representatives will be designated in writing by the Board of Directors or its delegate.

2.15	Number. The singular, where appearing in this Plan, will be deemed to include the plural, unless the context clearly indicates the contrary.

2.16	Special Tax Distribution. On the date a Participant’s retirement benefit is reasonably ascertainable within the meaning of IRS regulations under Code section 3121(v)(2), an amount equal to the Participant’s portion of the FICA tax withholding will be distributed in a single lump sum payment. This payment will be based on all benefits under the Plan, including Grandfathered Amounts. This payment will reduce the Participant’s future benefit payments under the Plan on an actuarial basis.

2.17	Benefit Limit. The amount of the benefit under this Plan will be limited as provided below:
(a)	A Participant’s total accrued benefits under all defined benefit plans, programs, and arrangements maintained by Northrop Grumman Corporation and its affiliates (as determined under Code section 414) in which he or she participates, including the Plan, may not exceed 60% of his or her Final Average Salary. If this limit is exceeded, the Participant’s benefit accrued under the Plan will be reduced to the extent necessary to satisfy the limit.
(1)	For this purpose, “Final Average Salary” has the meaning provided under Appendix G to the Northrop Grumman Supplemental Plan 2 (the “OSERP”).

(2)	The Participant’s Final Average Salary will be reduced for early retirement applying the factors in the OSERP.

(3)	The limit in this subsection may not be exceeded even after the benefits under the Plan have been enhanced under any change in control agreements or Northrop Grumman Corporation Special Agreements.

ARTICLE III
Lump Sum Election
          This Article only applies with respect to Grandfathered Amounts. See Appendix C and Appendix D for the distribution rules that apply to other benefits earned under the Plan.
3.01	In General. This Article provides the rules under which Participants may elect to receive their Plan benefits in a lump sum. Except as provided in Section 3.07, this Article does not apply to Active Participants (as defined in Section 3.04) whose benefits are automatically payable in lump sum form under Article II.

This Article will not apply if a particular Program so provides.

3.02	Retirees Election. Participants and Participants’ beneficiaries already receiving monthly benefits under the Plan at its inception will be given a one-time opportunity to elect a lump sum payout of future benefit payments.
(a)	The election must be made within a 45-day period determined by the Company. Within its discretion, the Company may delay the commencement of the 45-day period in instances where the Company is unable to timely communicate with a particular payee.

(b)	The determination as to whether a payee is already receiving monthly benefits will be made at the beginning of the 45-day period.

(c)	An election to take a lump sum must be accompanied by a waiver of the existing retiree medical benefits by those Participants (and their covered spouses or surviving spouses) entitled either to have such benefits entirely paid for by the Company or to receive such benefits as a result of their classification as an employee under Executive Class Code II.
Following the waiver, waiving Participants (and covered spouses or surviving spouses) will be entitled to the coverage offered to employees who are eligible for Senior Executive Retirement Insurance Benefits in effect as of July 1, 1993. The cost charged to the retirees for this coverage will be determined as if the retiree had been employed 20 or more years by the Company.

(d)	If the person receiving payments as of the beginning of the 45-day period dies before electing a lump sum, his or her beneficiary, if any, may not elect a lump sum.

(e)	Elections to receive a lump sum (and waivers under (c)) must be made in writing and must include spousal consent if the payee (whether the Participant or beneficiary) is married. Elections and spousal consent must be witnessed by a Plan representative or a notary public.

(f)	An election (with spousal consent, where required) to receive the lump sum made at any time during the 45-day period will be irrevocable. If no proper election has been made by the end of the 45-day period, payments will continue unchanged in the monthly form that previously applied.
3.03	Retirees Lump Sum. If a retired Participant or beneficiary makes a valid election under Section 3.02 within the 45-day period, monthly payments will continue in the previously applicable form for 12 months (assuming the payees live that long).
(a)	As of the first of the 13th month, the present value of the remaining benefit payments will be paid in a single lump sum to the Participant, if alive, or, if not, to the beneficiary under the previously applicable form of payment.

(b)	No lump sum payment will be made if:
(1)	The Participant is receiving monthly benefit payments in a form that does not provide for survivor benefits and the Participant dies before the lump sum payment is due.

(2)	The Participant is receiving monthly benefit payments in a form that does provide for survivor benefits, but the Participant and beneficiary die before the lump sum payment is due.
(c)	The following rules apply where payment is being made in the form of a 10-year certain and continuous life annuity option:
(1)	If the Participant is deceased at the commencement of the 45-day election period, the surviving beneficiary may not make the election if there are less than 13 months left in the 10-year certain period.

(2)	If the Participant elects the lump sum and dies before the first of the 13th month and:

(A)	if the 10-year certain period has already ended, all monthly payments will cease at the Participant’s death and no lump sum will be paid;

(B)	if the 10-year certain period ends after the Participant’s death and before the beginning of the 13th month, monthly payments will end at the end of the 10-year certain period and no lump sum will be paid; and

(C)	if the 10-year certain period ends after the beginning of the 13th month, monthly payments will continue through the 12th month, and a lump sum equal to the present value of the remaining benefit payments will be paid as of the first of the 13th month.
3.04	Actives Election. Active Participants may elect to have their benefits paid in the form of a single lump sum under this Section.
(a)	A Participant is an Active Participant if he or she is still employed by the Affiliated Companies on or after the beginning of the initial 45-day period referred to in Section 3.02.

(b)	An election to take a lump sum may be made at any time during the 60-day period before Termination of Employment and covers both—
(1)	Benefits payable to the Participant during his or her lifetime, and

(2)	Survivor benefits (if any) payable to the Participant’s beneficiary, including preretirement death benefits (if any) payable to the Participant’s spouse.
(c)	An election does not become effective until the earlier of:
(1)	the Participant’s Termination of Employment, or

(2)	the Participant’s death.
A Participant’s election may be revoked before it is effective.

A Participant’s election will never take effect if the Participant does not have a Termination of Employment within 60 days after making the election.

(d)	An election may only be made once. It cannot be made again if it fails to become effective after 60 days or is revoked before becoming effective.

(e)	No election can be made after a Participant’s Termination of Employment.

(f)	If a Participant dies before making a lump sum election, his or her spouse may not make a lump sum election with respect to any benefits that may be due the spouse.

(g)	Elections to receive a lump sum must be made in writing and must include spousal consent if the Participant is married. Elections and spousal consent must be witnessed by a Plan representative or notary public.
3.05	Actives Lump Sum—Retirement Eligible. If a Participant with a valid lump sum election in effect under Section 3.04 has a Termination of Employment after he or she is entitled to commence benefits under the Retirement Plans, payments will be made in accordance with this Section.
(a)	Monthly benefit payments will be made for up to 12 months, commencing the first of the month following Termination of Employment. Payments will be made:
(1)	for a Participant who is not married on the date benefits are scheduled to commence, based on a straight life annuity for the Participant’s life and ceasing upon the Participant’s death should he or she die before the 12 months elapse, or

(2)	for a Participant who is married on the date benefits are scheduled to commence, based on a joint and survivor annuity form—
(A)	with the survivor benefit equal to 50% of the Participant’s benefit;

(B)	with the Participant’s spouse as the survivor annuitant;

(C)	determined by using the contingent annuitant option factors used to convert straight life annuities to 50% joint and survivor annuities under the Northrop Grumman Retirement Plan “B”; and

(D)	with all payments ceasing upon the death of both the Participant and his or her spouse should they die before the 12 months elapse.

(b)	As of the first of the 13th month, the present value of the remaining benefit payments will be paid in a single lump sum. Payment of the lump sum will be made to the Participant if he or she is still alive, or, if not, to his or her surviving spouse, if any.

(c)	No lump sum payment will be made if:
(1)	The Participant is receiving monthly benefit payments in the form of a straight life annuity and the Participant dies before the time the lump sum payment is due.

(2)	The Participant is receiving monthly benefit payments in a joint and survivor annuity form and the Participant and his or her spouse both die before the time the lump sum payment is due.
(d)	A lump sum will be payable to a Participant’s spouse as of the first of the month following the date of the Participant’s death, if:
(1)	the Participant dies after making a valid lump sum election but before commencement of any benefits under this Plan;

(2)	the Participant is survived by a spouse who is entitled to a preretirement surviving spouse benefit under this Plan; and

(3)	the spouse survives to the first of the month following the date of the Participant’s death.
3.06	Actives Lump Sum—Not Retirement Eligible. If a Participant with a valid lump sum election in effect under Section 3.04 has a Termination of Employment before he or she is entitled to commence benefits under the Retirement Plans, payments will be made in accordance with this Section.
(a)	No monthly benefit payments will be made.

(b)	Following Termination of Employment, a single lump sum payment of the benefit will be made on the first of the month following 12 months after the date of the Participant’s Termination of Employment.

(c)	A lump sum will be payable to a Participant’s spouse as of the first of the month following the date of the Participant’s death, if:
(1)	the Participant dies after making a valid lump sum election but before commencing benefits under this Plan;

(2)	the Participant is survived by a spouse who is entitled to a preretirement surviving spouse benefit under this Plan; and

(3)	the spouse survives to the first of the month following the date of the Participant’s death.
(d)	No lump sum payment will be made if the Participant is unmarried at the time of death and dies before the time the lump sum payment is due.
3.07	Calculation of Lump Sum. The factors to be used in calculating the lump sum are as follows:
Interest: Whichever of the following two rates that produces the smaller lump sum:
(1)	the discount rate used by the Company for purposes of Statement of Financial Accounting Standards No. 87 of the Financial Accounting Standards Board as disclosed in the Company’s annual report to shareholders for the year end immediately preceding the date of distribution, or

(2)	the applicable interest rate that would be used to calculate a lump sum value for the benefit under the Retirement Plans.
Mortality: The applicable mortality table that would be used to calculate a lump sum value for the benefit under the Retirement Plans.

Increase in Section 415 Limit: 4% per year.

Age: Age rounded to the nearest month on the date the lump sum is payable.
The annuity to be converted to a lump sum will be the remaining annuity currently payable to the Participant or his or her beneficiary at the time the lump sum is due.
For example, assume a Participant is receiving benefit payments in the form of a 50% joint and survivor annuity.

If the Participant and the survivor annuitant are both still alive when the lump sum payment is due, the present value calculation will be based on the remaining benefits that would be paid to both the Participant and the survivor in the annuity form.

If only the survivor is alive, the calculation will be based solely on the remaining 50% survivor benefits that would be paid to the survivor.

If only the Participant is alive, the calculation will be based solely on the remaining benefits that would be paid to the Participant.
In the case of a Participant who dies before commencing benefits under this Plan so that only a preretirement surviving spouse benefit (if any) is payable, the lump sum will be based solely on the value of the preretirement surviving spouse benefit.

3.08	Spousal Consent. Spousal consent for the elections described above is not necessary if the Company determines that there is no spouse or the spouse cannot be located.
* * *
          IN WITNESS WHEREOF, this Amendment and Restatement is hereby executed by a duly authorized officer on this 20th day of December, 2010.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Debora L. Catsavas
Debora L. Catsavas
Vice President, Compensation, Benefits & International

APPENDIX A
Litton Restoration Program — Post April 3, 2001 through June 30, 2003
A.01	Purpose. The purpose of this Program is simply to restore to employees of the Company the benefits they lose under the Retirement Plans as a result of the compensation limit in Code section 401(a)(17) and/or the limit on deferrals in Code section 402(g), or any successor provisions. This Appendix applies to benefits earned for service performed after April 3, 2001 and before July 1, 2003.

A.02	Definitions. The following terms have the meanings below for purposes of this Appendix.
(a)	Annual Compensation. Compensation paid during the calendar year, subject to the following:
(1)	For compensation paid before July 1, 2003, Annual Compensation means “Compensation” as defined in the FSSP.

(2)	For compensation paid after June 30, 2003, Annual Compensation means “Compensation” as defined in the Northrop Grumman Savings Plan (NGSP) for participants who transfer to that plan only in the year of transfer.

(3)	Compensation does not include retention bonuses paid as a result of the acquisition of Litton Industries, Inc. by Northrop Grumman Corporation.

(4)	Compensation does not include amounts paid for service performed before January 1, 2001 or after December 31, 2003.

(5)	Transfers. For anyone who transferred from the FSSP to the NGSP before 2003, the rule under (1) applies to pre-transfer periods, and the rules under (2) apply to periods after the transfer.
(b)	Annuity Equivalent. “Annuity Equivalent” determined in the same manner as the prior version of this Program.
A.03	Eligibility. An employee of the Company or one of its subsidiaries is eligible to receive a benefit under this Program if he or she:
(a)	retires on or after May 1, 2001;

(b)	has vested in benefits under one or more of the Retirement Plans that are reduced because of the application of Code section 401(a)(17) and/or Code section 402(g);

(c)	is not eligible to receive a benefit under the Northrop Corporation Supplemental Retirement Income Program for Senior Executives, the Litton Industries, Inc. Restoration Plan, or any other plan or program that bars an employee from participation in this Program; and

(d)	Has deposited the maximum amount of pretax Employee Deposits under the FSSP, including the Basic Contributions under the NGSP in a transfer year (excluding any age 50 catch-up contributions).
A.04	Amount of Benefit.
(a)	General. The benefit payable under this Program with respect to a Participant who commences benefits during his or her lifetime is intended to make up for the retirement benefit, if any, that would have been payable to the Participant under the terms of a Retirement Plan, but for the restrictions of Code sections 401(a)(17) and/or 402(g), or any successor section as those limits are described by the applicable Retirement Plan.

(b)	Benefit Formula. The benefit payable under this Program with respect to a Participant who commences benefits during his or her lifetime equals the sum of all of his or her annual Part I Excess Benefits and annual Part II Excess Benefits for each year in which the individual was a Participant.

(c)	Part I Excess Benefit. A Participant’s annual Part I Excess Benefit equals (4), where:
(1)	equals the Participant’s Annual Compensation multiplied by 4%;

(2)	equals the actual amount of the Participant’s pretax Employee Deposits under the FSSP or Tax-Deferred Contributions under the NGSP for the Plan Year (as limited by Code sections 401(a)(17) and/or 402(g));

(3)	equals (1) minus (2); and

(4)	equals 85% of (3), minus the Annuity Equivalent of (3).
(d)	Part II Excess Benefit. A Participant’s annual Part II Excess Benefit equals (4), where:

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(1)	equals the Participant’s Annual Compensation multiplied by 6%;

(2)	equals the actual amount of the Participant’s Matched Deposits under the FSSP and Basic Contributions under the NGSP for the Plan Year (as limited by Code sections 401(a)(17) and/or 402(g));

(3)	equals (1) minus (2);

(4)	equals the Annuity Equivalent of 50% of (3).
(e)	Partial Year 2003. Subsections (c) and (d) above are modified as provided in this subsection for Participants who are eligible for an accrual under this Program in Plan Year 2003.
(1)	The benefit will be calculated based on a full year of Annual Compensation.

(2)	The total benefit in subsections (c) and (d) above are offset by the benefit amount earned from July 1, 2003 to December 31, 2003 under Appendix B.
(f)	Vested Benefits. Benefits under this Program will only be paid to supplement benefit payments actually made from a Retirement Plan. If benefits are not payable under a Retirement Plan because the Participant has failed to vest or for any other reason, no payments will be made under this Program with respect to such Retirement Plan.

(g)	No duplication of benefits. In any year in which a Participant earns benefits in two or more qualified defined benefit plans, the benefits from this plan will be reduced for any restoration plan benefits paid from the other defined benefit plan.
A.05	Preretirement Surviving Spouse Benefit. Preretirement surviving spouse benefits will be payable under this Program on behalf of a Participant if such Participant’s surviving spouse is eligible for benefits payable from a Retirement Plan. The amount of the preretirement surviving spouse benefit is the amount under A.04, adjusted as follows:
(a)	Death on or After Normal Retirement Age. The Participant’s surviving spouse will receive a 100% survivor annuity calculated assuming the employee commenced receiving normal retirement benefits the day before death.

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(b)	Death on or After Early Retirement Age, But Before Normal Retirement Age. The Participant’s surviving spouse will receive a 100% survivor annuity calculated assuming the employee commenced receiving early retirement benefits the day before death.

(c)	Death Before Early Retirement Age. The Participant’s surviving spouse will receive a 100% survivor annuity calculated assuming the employee terminated employment and survived to normal (or early) retirement age and commenced receiving a joint and survivor annuity.
No benefit will be payable under this Program with respect to a spouse after the death of that spouse.

A.06	Plan Termination. No further benefits may be earned under this Program with respect to a particular Retirement Plan after the termination of such Retirement Plan.

A.07	Retirement Plan Benefits. For purposes of this Appendix, the term “Retirement Plan Benefits” generally means the benefits actually payable to a Participant, spouse, beneficiary or contingent annuitant under a Retirement Plan. However, this Program is only intended to remedy pension reductions caused by the operation of section 401(a)(17) and/or 402(g) and not reductions caused for any other reason. In those instances where pension benefits are reduced for some other reason, the term “Retirement Plan Benefits” shall be deemed to mean the benefits that actually would have been payable but for such other reason.

Examples of such other reasons include, but are not limited to, the following:
(a)	A reduction in pension benefits as a result of a distress termination (as described in ERISA § 4041(c) or any comparable successor provision of law) of a Retirement Plan. In such a case, the Retirement Plan Benefits will be deemed to refer to the payments that would have been made from the Retirement Plan had it terminated on a fully funded basis as a standard termination (as described in ERISA § 4041(b) or any comparable successor provision of law).

(b)	A reduction of accrued benefits as permitted under Code section 412(c)(8), as amended, or any comparable successor provision of law.

(c)	A reduction of pension benefits as a result of payment of all or a portion of a Participant’s benefits to a third party on behalf of or with respect to a Participant.

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APPENDIX B
Litton Cash Balance Restoration Program
B.01	Purpose. The purpose of this Program is simply to restore to employees of the Company the benefits they lose under Retirement Plan “B” and the Avondale Plan after June 30, 2003 as a result of the compensation limit in Code section 401(a)(17) and/or the benefit limit in Code section 415(b), or any successor provisions.

B.02	Eligibility. An employee of the Company or any employee identified as a “Transferred Employee” in Appendix E is eligible to receive a benefit under this Program if he or she:
(a)	retires on or after July 1, 2003;

(b)	has vested in benefits under Retirement Plan “B,” the Ingalls Salaried Plan, or the Avondale Plan that are reduced because of the application of Code section 401(a)(17) and/or Code section 415(b); and

(c)	is not eligible to receive a benefit under the Northrop Corporation Supplemental Retirement Income Program for Senior Executives or any other plan or program which bars an employee from participation in this Program.
B.03	Amount of Benefit. The benefit payable under this Program with respect to a Participant who commences benefits during his or her lifetime will equal the retirement benefit, if any, that would have been payable to the Participant under the terms of a Retirement Plan, but for the restrictions of Code section 401(a)(17) and/or Code section 415(b) (or any successor sections) as those limits are described by the applicable Retirement Plan. “Compensation” is defined by the pension plans and includes the amount that would have been counted under the Qualified plans except that it was deferred under The Northrop Grumman Deferred Compensation plan.

Benefits under this Program will only be paid to supplement benefit payments actually made from Retirement Plan “B” or the Avondale Plan. If benefits are not payable under Retirement Plan “B” or the Avondale Plan because the Participant has failed to vest or for any other reason, no payments will be made under this Program with respect to those plans.

B.04	Preretirement Survivor Benefit. Preretirement survivor benefits will be payable under this Program on behalf of a Participant if the Participant’s beneficiary is eligible for benefits payable from Retirement Plan “B” or the Avondale Plan. The benefit payable will be the amount that would have been payable under the Retirement Plan but for the restrictions of section 401(a)(17) (or any successor section), as that limit is described in the applicable Retirement Plan.
The benefit payable under this Program will be paid in a lump sum to nonspouse beneficiaries and in either a lump sum or single life annuity to spouse beneficiaries. Notwithstanding the foregoing, the timing and form of the payment of benefits described in this Section that relate to amounts other than Grandfathered Amounts shall be determined in accordance with Appendix C and Appendix D.

The benefit payable under this Program will be reduced by the combined amounts of the Retirement Plan Benefits and the Northrop Grumman Corporation ERISA Supplemental Plan 1 benefits attributable to the applicable Retirement Plan.

No benefit will be payable under this Program with respect to a spouse after the death of that spouse.

B.05	Plan Termination. No further benefits may be earned under this Program with respect to a particular Retirement Plan after the termination of the Retirement Plan.

B.06	Retirement Plan Benefits. For purposes of this Appendix, the term “Retirement Plan Benefits” generally means the benefits actually payable to a Participant, spouse, beneficiary or contingent annuitant under a Retirement Plan. However, this Program is only intended to remedy pension reductions caused by the operation of section 401(a)(17) and not reductions caused for any other reason. Where pension benefits are reduced for some other reason, the term “Retirement Plan Benefits” shall be deemed to mean the benefits that actually would have been payable but for such other reason.

Examples of such other reasons include, but are not limited to, the following:
(a)	A reduction in pension benefits as a result of a distress termination (as described in ERISA § 4041(c) or any comparable successor provision of law) of a Retirement Plan. In such a case, the Retirement Plan Benefits will be deemed to refer to the payments that would have been made from the Retirement Plan had it terminated on a fully funded basis as a standard termination (as described in ERISA § 4041(b) or any comparable successor provision of law).

(b)	A reduction of accrued benefits as permitted under Code section 412(c)(8), as amended, or any comparable successor provision of law.

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(c)	A reduction of pension benefits as a result of payment of all or a portion of a Participant’s benefits to a third party on behalf of or with respect to a Participant.

(d)	No duplication of benefits. If the participant is eligible for restoration plan benefits another Excess plan for the same period of service, the benefit under this plan will be reduced accordingly to prevent a duplication of benefits.

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APPENDIX C
2005-2007 Transition Rules
          This Appendix C provides the distribution rules that apply to the portion of benefits under the Plan subject to Code section 409A for Participants with benefit commencement dates after January 1, 2005 and before January 1, 2008.
C.01	Election. Participants scheduled to commence payments during 2005 may elect to receive both pre-2005 benefit accruals and 2005 benefit accruals in any optional form of benefit available under the Plan as of December 31, 2004. Participants electing optional forms of benefits under this provision will commence payments on the Participant’s selected benefit commencement date.

C.02	2005 Commencements. Pursuant to IRS Notice 2005-1, Q&A-19 & Q&A-20, Participants commencing payments in 2005 from the Plan may elect a form of distribution from among those available under the Plan on December 31, 2004, and benefit payments shall begin at the time elected by the Participant.
(a)	Key Employees. A Key Employee Separating from Service on or after July 1, 2005, with Plan distributions subject to Code section 409A scheduled to be paid in 2006 and within six months of his date of Separation from Service, shall have such distributions delayed for six months from the Key Employee’s date of Separation from Service. The delayed distributions shall be paid as a single sum with interest at the end of the six month period and Plan distributions will resume as scheduled at such time. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such period (i.e., the rate may change in the event the period spans two calendar years). Alternatively, the Key Employee may elect under IRS Notice 2005-1, Q&A-20 to have such distributions accelerated and paid in 2005 without the interest adjustment, provided, such election is made in 2005.

(b)	Lump Sum Option. During 2005, a temporary immediate lump sum feature shall be available as follows:
(i)	In order to elect a lump sum payment pursuant to IRS Notice 2005-1, Q&A-20, a Participant must be an elected or appointed officer of the Company and eligible to commence payments under the underlying qualified pension plan on or after June 1, 2005 and on or before December 1, 2005;

(ii)	The lump sum payment shall be made in 2005 as soon as feasible after the election; and

(iii)	Interest and mortality assumptions and methodology for calculating lump sum amount shall be based on the Plan’s procedures for calculating lump sums as of December 31, 2004.
C.03	2006 and 2007 Commencements. Pursuant to IRS transition relief, for all benefit commencement dates in 2006 and 2007 (provided election is made in 2006 or 2007), distribution of Plan benefits subject to Code section 409A shall begin 12 months after the later of: (a) the Participant’s benefit election date, or (b) the underlying qualified pension plan benefit commencement date (as specified in the Participant’s benefit election form). Payments delayed during this 12-month period will be paid at the end of the period with interest. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such period (i.e., the rate may change in the event the period spans two calendar years).

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APPENDIX D
Post 2007 Distribution of 409A Amounts
          The provisions of this Appendix D shall apply only to the portion of benefits under the Plan that are subject to Code section 409A with benefit commencement dates on or after January 1, 2008. Distribution rules applicable to the Grandfathered Amounts are set forth in Articles II and III, and Appendix C addresses distributions of amounts subject to Code section 409A with benefit commencement dates after January 1, 2005 and prior to January 1, 2008.
D.01	Time of Distribution. Subject to the special rules provided in this Appendix D, distributions to a Participant of his vested retirement benefit shall commence as of the Payment Date.

D.02	Special Rule for Key Employees. If a Participant is a Key Employee and age 55 or older at his Separation from Service, distributions to the Participant shall commence on the first day of the seventh month following the date of his Separation from Service (or, if earlier, the date of the Participant’s death). Amounts otherwise payable to the Participant during such period of delay shall be accumulated and paid on the first day of the seventh month following the Participant’s Separation from Service, along with interest on the delayed payments. Interest shall be computed using the retroactive annuity starting date rate in effect under the Northrop Grumman Pension Plan on a month-by-month basis during such delay (i.e., the rate may change in the event the delay spans two calendar years).

D.03	Forms of Distribution. Subject to the special rules provided in this Appendix D, a Participant’s vested retirement benefit shall be distributed in the form of a single life annuity. However, a Participant may elect an optional form of benefit up until the Payment Date. The optional forms of payment are:
(a)	50% joint and survivor annuity

(b)	75% joint and survivor annuity

(c)	100% joint and survivor annuity.
If a Participant is married on his Payment Date and elects a joint and survivor annuity, his survivor annuitant will be his spouse unless some other survivor annuitant is named with spousal consent. Spousal consent, to be effective, must be submitted in writing before the Payment Date and must be witnessed by a Plan representative or notary public. No spousal consent is necessary if the Company determines that there is no spouse or that the spouse cannot be found.

D.04	Death. If a married Participant dies before the Payment Date, a death benefit will be payable to the Participant’s spouse commencing 90 days after the Participant’s death. The death benefit will be a single life annuity in an amount equal to the survivor portion of a Participant’s vested retirement benefit based on a 100% joint and survivor annuity determined on the Participant’s date of death. This benefit is also payable to a Participant’s domestic partner who is properly registered with the Company in accordance with procedures established by the Company.

D.05	Actuarial Assumptions. Except as provided in Section D.06, all forms of payment under this Appendix D shall be actuarially equivalent life annuity forms of payment, and all conversions from one such form to another shall be based on the following actuarial assumptions:

Interest Rate:	6%

Mortality Table:	RP-2000 Mortality Table projected 15 years for future standardized cash balance factors
D.06	Accelerated Lump Sum Payouts.
(a)	Post-2007 Separations. Notwithstanding the provisions of this Appendix D, for Participants who Separate from Service on or after January 1, 2008, if the present value of (a) the vested portion of a Participant’s retirement benefit and (b) other vested amounts under nonaccount balance plans that are aggregated with the retirement benefit under Code section 409A, determined on the first of the month coincident with or following the date of his Separation from Service, is less than or equal to $25,000, such benefit amount shall be distributed to the Participant (or his spouse or domestic partner, if applicable) in a lump sum payment. Subject to the special timing rule for Key Employees under Section D.02, the lump sum payment shall be made within 90 days after the first of the month coincident with or following the date of the Participant’s Separation from Service.

(b)	Pre-2008 Separations. Notwithstanding the provisions of this Appendix D, for Participants who Separate from Service before January 1, 2008, if the present value of (a) the vested portion of a Participant’s retirement benefit and (b) other vested amounts under nonaccount balance plans that are aggregated with the retirement benefit under Code section 409A, determined on the first of the month coincident with or following the date the Participant attains age 55, is less than or equal to $25,000, such benefit amount shall be distributed to the Participant (or his spouse or domestic partner, if applicable) in a lump sum payment within 90 days after the first of the month coincident with or following the date the Participant attains age 55, but no earlier that January 1, 2008.

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(c)	Conflicts of Interest. The present value of a Participant’s vested retirement benefit shall also be payable in an immediate lump sum to the extent required under conflict of interest rules for government service and permissible under Code section 409A.

(d)	Present Value Calculation. The conversion of a Participant’s retirement benefit into a lump sum payment and the present value calculations under this Section D.06 shall be based on the actuarial assumptions in effect under the Northrop Grumman Pension Plan for purposes of calculating lump sum amounts, and will be based on the Participant’s immediate benefit if the Participant is 55 or older at Separation from Service. Otherwise, the calculation will be based on the benefit amount the Participant will be eligible to receive at age 55.
D.07	Effect of Early Taxation. If the Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.

D.08	Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Company’s reasonable anticipation of one or more of the following events:
(a)	The Company’s deduction with respect to such payment would be eliminated by application of Code section 162(m); or

(b)	The making of the payment would violate Federal securities laws or other applicable law;
provided, that any payment delayed pursuant to this Section D.08 shall be paid in accordance with Code section 409A.

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APPENDIX E
Cutting Edge Optronics Transfer
          The provisions of this Appendix E are intended to comply with Code section 409A and to address Plan benefits for the Transferred Employees (as defined below).
E.01	Eligible Transferred Employees. As of January 1, 2009 (the “Transfer Date”), except for any employees of Cutting Edge Optronics that had an earned and vested benefit under the Northrop Grumman Supplementary Retirement Income Plan (“SRIP”) prior to 2005 (each, a “SRIP Grandfathered Participant”), the employees of Cutting Edge Optronics who began to participate in the Retirement Plan on January 1, 2009 (the “Transferred Employees”) shall be eligible to participate and accrue benefits under the Plan. Notwithstanding anything herein to the contrary, no SRIP Grandfathered Participant shall be eligible to participate in this Plan.

E.02	Transferred Benefits. Benefits accrued by a Transferred Employee under the SRIP for services prior to the Transfer Date (the “SRIP Benefits”) shall be transferred to and payable under the Plan, provided that before his termination date such Transferred Employee has vested in the portion of his Retirement Plan benefits attributable to services prior to the Transfer Date. In no event shall the transfer of such benefits to the Plan operate to change the time or form of payment of the SRIP Benefits.

E.03	Transferred Employee Benefits. Notwithstanding anything in the Plan to the contrary other than Section 2.17, the accrued benefits of a Transferred Employee shall be equal to any SRIP Benefits, plus benefits accrued in accordance with the terms of the Plan for services on and after the Transfer Date.